SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 30, 2013

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32384	43-2052503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 55th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 231-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2013, Macquarie Infrastructure Company LLC (the “Company”) entered into a Second Amended and Restated Management Services Agreement (the “Amended Agreement”), among the Company, Macquarie Infrastructure Company Inc. and Macquarie Infrastructure Management (USA) Inc. (the “Manager”).  The Amended Agreement amends and restates the existing Amended and Restated Management Services Agreement among the parties to revise the payment mechanics relating to the base management fee and performance fee payable by the Company to the Manager.  The Amended Agreement also makes certain non-substantive changes to eliminate parties and provisions that are no longer relevant.

Pursuant to the Amended Agreement, base management fees will be calculated and payable monthly (rather than quarterly), and performance fees will continue to be calculated and paid quarterly.  There are no substantive changes to the formulas or methodology used to calculate the amount of the base management or performance fees that due to the Manager.  The Manager will be required to make any election to invest its fees in limited liability interests of the Company (“LLC Interests”) during an 18-trading day window following the Company’s earnings release (“Election Window”) with respect to any fees payable thereafter until the Company’s next earnings release.  Any LLC Interests so acquired by the Manager will be priced at the volume weighted average trading price of an LLC Interest during the relevant month (in the case of base management fees) or the last month of the relevant quarter (in the case of performance fees).  Regardless of any investment election by the Manager, the size of that investment will be capped at a price per LLC Interest equal to double the closing price of any LLC Interest on the last day of the immediately preceding Election Window.

Prior to the Company’s initial public offering, the Company was a member of the Macquarie Group of companies. The Manager is a part of the Macquarie Group.  From time to time, the Company has entered into, and in the future it may enter into, transactions and relationships involving the Macquarie Group, including those with Macquarie Group Limited, its affiliates, or vehicles managed by the Macquarie Group, in all appropriate cases as approved by the Independent Directors of the Company through the Audit Committee.  The Company’s chairman, alternate chairman and chief executive officer also serve as directors without compensation for affiliates of the Manager within the Macquarie Group.  See the information under the heading “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 5, 2013; Note 15, “Related Party Transactions,” to the Company’s consolidated financial statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K, filed with the Commission on February 20, 2013; and Note 11, “Related Party Transactions,” to the Company’s consolidated financial statements in Part I of the Company’s Quarterly Report on Form 10-Q, filed with the Commission on July 31, 2013, for a description of contractual arrangements and transactions between the Company and members of the Macquarie Group.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

10.1
Second Amended and Restated Management Services Agreement among Macquarie Infrastructure Company LLC, Macquarie Infrastructure Company Inc. and Macquarie Infrastructure Management (USA) Inc., dated as of September 30, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ James Hooke
Name: James Hooke
Title: Chief Executive Officer

Dated:  October 4, 2013

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EXHIBIT INDEX

Exhibit Number	Description
10.1
Second Amended and Restated Management Services Agreement among Macquarie Infrastructure Company LLC, Macquarie Infrastructure Company Inc. and Macquarie Infrastructure Management (USA) Inc., dated as of September 30, 2013.